Exhibit 99.1

First Tracks Biotherapeutics Reports Third Quarter 2026 Financial Results and
Provides Business Update

•
Announced ANB033 achieved a statistically significant and clinically meaningful protective effect on both gluten-induced intestinal damage and symptoms in Cohort 1 (gluten challenge) of Phase 1b trial in celiac disease (CeD)
•
Completed enrollment for Cohort 2 (mucosal healing) of Phase 1b ANB033 trial in CeD; top-line data anticipated in Q1 2027
•
Anticipate initiating late-stage clinical trial for ANB033 in CeD in 2027
•
Enrollment ongoing for Phase 1b ANB033 trial in eosinophilic esophagitis; top-line data anticipated in Q3 2027
•
Anticipate initiating Phase 2 development of ANB033 in vitiligo and one additional indication in H1 2027
•
Completed private placement with $200 million in gross proceeds; pro forma cash of $343 million

SAN DIEGO, CA — Nov. 3, 2026 — First Tracks Biotherapeutics, Inc. (Nasdaq: TRAX), a clinical-stage biotechnology company advancing antibody therapeutics that modulate immune pathways implicated in autoimmune and inflammatory diseases, today reported financial results for the third quarter ended Sept. 30, 2026, and provided a business update.

“ANB033, a subcutaneously administered CD122 antagonist designed to inhibit signaling of both IL-15 and IL-2 on immune cells, demonstrated statistically significant protection against gluten-induced intestinal damage and symptoms and was well tolerated in the Phase 1b gluten-challenge cohort. These data support our plans to progress ANB033 into late-stage development in 2027 in celiac disease as a potential treatment to prevent both acute symptoms and intestinal damage from gluten exposure despite general adherence to a gluten-free diet,” said Daniel Faga, president and chief executive officer. “We will continue to work with regulators, clinicians and the patient community to advance ANB033. We anticipate initiating Phase 2 development in vitiligo and one additional indication in the first half of 2027, and reporting top-line results from the celiac disease mucosal-healing cohort in the first quarter of 2027 and in eosinophilic esophagitis in the third quarter of 2027.”

ANB033 (CD122 antagonist)

•
Phase 1b Cohort 1 in CeD is a gluten-challenge study to assess the prevention of mucosal damage through six weeks:
o
Announced positive top-line results in October 2026 –
▪
ANB033 achieved a statistically significant and clinically meaningful protective effect on both gluten-induced intestinal damage and symptoms
▪
Least squares (LS) mean change from baseline in villus height-to-crypt depth (Vh:Cd) ratio of -0.17 on ANB033 vs. -0.66 on placebo, a +0.49 placebo-adjusted delta (p=0.009)
▪
LS mean change from baseline in intraepithelial lymphocyte (IEL) density of -1.20 on ANB033 vs. +18.83 on placebo, a -20.03 placebo-adjusted delta (p<0.001)
▪
Prevented an increase in symptoms throughout the entire gluten challenge, with a lower Celiac Disease Symptom Diary score on ANB033 vs. placebo that was statistically significant from the first day
▪
Well tolerated with no safety signals observed
▪
Full press release can be found at https://ir.firsttracksbio.com/news-releases/news-release-details/first-tracks-biotherapeutics-announces-positive-top-line-results

•
Phase 1b Cohort 2 in CeD aims to assess mucosal healing through 12 weeks
o
Enrollment complete with top-line data anticipated in Q1 2027
•
Plan to continue to engage with regulatory agencies, including the U.S. Food and Drug Administration (FDA), which has already granted ANB033 Fast Track designation, to discuss and align on the next phase of development for ANB033 in CeD
o
Anticipate initiating a late-stage clinical trial in CeD in 2027
•
Phase 1b trial in eosinophilic esophagitis is ongoing
o
Includes a 50-patient cohort assessing subcutaneously administered ANB033 vs. placebo (randomized 1:1) through 12 weeks
o
Top-line data anticipated in Q3 2027
•
Plan to initiate Phase 2 development of ANB033 in vitiligo and one additional indication in H1 2027

Rosnilimab (Pathogenic T cell depleter)

•
Currently assessing return-on-equity-maximizing strategic options to progress the potential development of rosnilimab in rheumatoid arthritis and other indications

ANB101 (BDCA2 modulator)

•
Phase 1a trial in healthy volunteers completed
o
Currently evaluating a potential development approach informed by clinical and translational evidence, as well as competitor registrational data in systemic lupus erythematosus and cutaneous lupus erythematosus anticipated in Q4 2026 and early 2027, respectively

Cash Position

•
Cash, cash equivalents and investments totaled $155.6 million as of Sept. 30, 2026, with pro forma cash of $343 million following $200 million private placement completed in Oct. 2026

Third Quarter 2026 Financial Results

•
The separation of AnaptysBio, Inc. and First Tracks Biotherapeutics, Inc. was completed on April 20, 2026. As a result, for the period from January 1, 2026 to April 19, 2026 and for the three and nine months ended September 30, 2025, the financial results include assets, liabilities, and expenses related to both companies. The combined financial statements reflect allocations of certain expenses from the financial statements of AnaptysBio, Inc. including research and development expenses and general and administrative expenses. These allocations include, but are not limited to, executive management, employee compensation and benefits, facilities and operations, information technology, business development, financial services (such as accounting, audit, and tax), legal, insurance, and stock-based compensation.
•
Research and development expenses were $23.8 million and $83.4 million for the three and nine months ended September 30, 2026, compared to $33.3 million and $114.1 million for the three and nine months ended September 30, 2025. The decrease for the three and nine months ended September 30, 2026 was primarily due to decreased development costs for rosnilimab and ANB032, offset by increased costs relating to the Phase 1 trial for ANB033.

•
General and administrative expenses were $9.0 million and $37.1 million for the three and nine months ended September 30, 2026, compared to $11.7 million and $28.2 million for the three and nine months ended September 30, 2025. The increase for the nine months ended September 30, 2026, was due to the allocation of legal costs for the separation of the company from AnaptysBio, Inc. and AnaptysBio, Inc.’s lawsuit with GSK and Tesaro.
•
Net loss was $31.4 million and $115.2 million for the three and nine months ended September 30, 2026, or a net loss per share of $0.88 and $3.25, respectively, compared to a net loss of $41.9 million and $131.5 million for the three and nine months ended September 30, 2025, or a net loss per share of $1.50 and $4.52.

About First Tracks Biotherapeutics

First Tracks Biotherapeutics is a clinical-stage biotechnology company advancing antibody therapies that modulate immune pathways implicated in autoimmune and inflammatory diseases. Its pipeline includes ANB033, a CD122 antagonist in development for celiac disease and eosinophilic esophagitis; rosnilimab, a pathogenic T cell depleter in development for rheumatoid arthritis; and ANB101, a BDCA2 modulator. To learn more, visit www.FirstTracksBio.com or follow us on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to: the potential benefits, efficacy and safety profile of ANB033 and the company’s other product candidates; the company’s regulatory plans for ANB033 in celiac disease; the anticipated timing of the initiation of, enrollment in, and data from, the company’s clinical trials, including top-line data from Cohort 2 of ANB033’s Phase 1b clinical trial in celiac disease and Phase 1b clinical trial in eosinophilic esophagitis, a late-stage trial in celiac disease and Phase 2 development in vitiligo and one additional indication; and potential next steps with regards to the company's rosnilimab product candidate. Statements including words such as “plan,” “continue,” “expect,” or “ongoing” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause the company’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to the company’s ability to advance its product candidates, obtain regulatory approval of and ultimately commercialize its product candidates, the timing and results of preclinical and clinical trials, the company’s ability to fund development activities and achieve development goals, the company’s ability to protect intellectual property and other risks and uncertainties described under the heading “Risk Factors” in documents the company files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Investor Contact:

Nick Montemarano

Vice President, Investor Relations

858.732.0178

investors@firsttracksbio.com

First Tracks Biotherapeutics, Inc.

Balance Sheets

(in thousands, except share and par value)

(unaudited)

	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$155,627	$238,196
Short-term investments	—	73,442
Prepaid expenses and other current assets	10,095	4,762
Total current assets	165,722	316,400
Property and equipment, net	979	1,370
Operating lease right-of-use assets	3,755	12,519
Other long-term assets	—	256
Total assets	$170,456	$330,545
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,949	$3,111
Accrued expenses	11,723	25,832
Current portion of operating lease liability	2,418	2,080
Total current liabilities	18,090	31,023
Operating lease liability, net of current portion	1,355	12,032
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized and no shares outstanding at September 30, 2026	—	—
Common stock, $0.001 par value, 500,000,000 shares authorized and 35,902,449 shares issued and outstanding at September 30, 2026 and 100 shares authorized and no shares issued or outstanding at December 31, 2025	36	—
Additional paid-in capital	206,907	—
Accumulated other comprehensive loss	—	(24)
Accumulated deficit	(55,932)	—
Net former parent investment	—	287,514
Total stockholders’ equity	151,011	287,490
Total liabilities and stockholders’ equity	$170,456	$330,545

First Tracks Biotherapeutics, Inc.

Statements of Operations and Comprehensive Loss

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Operating expenses:
Research and development	23,846	33,322	83,445	114,059
General and administrative	8,998	11,735	37,147	28,176
Total operating expenses	32,844	45,057	120,592	142,235
Loss from operations	(32,844)	(45,057)	(120,592)	(142,235)
Other income (expense), net:
Interest income	1,495	3,198	5,387	10,755
Other expense, net	(7)	—	(9)	(20)
Total other income (expense), net	1,488	3,198	5,378	10,735
Net loss	(31,356)	(41,859)	(115,214)	(131,500)
Other comprehensive loss:
Unrealized gain (loss) on available-for-sale securities	—	53	24	(258)
Comprehensive loss	$(31,356)	$(41,806)	$(115,190)	$(131,758)
Net loss per common share:
Basic and diluted	$(0.88)	$(1.50)	$(3.25)	$(4.52)
Weighted-average number of shares outstanding:
Basic and diluted	35,747	27,833	35,423	29,085